Exhibit 10.2
Agreement and Consent Form
By signing this document, employee agrees and consents to amend and modify his or her employment insofar as it relates to bonus compensation and associated corporate objectives. In exchange for such modification, employee may participate in the Company’s Short Term Incentive Awards Program.
ONCOGENEX PHARMACEUTICALS, INC.

Name, Title
EMPLOYEE

Employee Signature

Date